WeWork Reports Second Quarter 2022 Results
Revenue Increases 7% Quarter-over-Quarter and 37% Year-over-Year

NEW YORK, August 4, 2022 – WeWork Inc. (NYSE: WE) ("WeWork"), the leading global flexible space provider, disclosed financial results today for the three months ended June 30, 2022. Second quarter and other recent highlights include:

•Revenue for the second quarter was $815 million, an increase of 7% quarter-over-quarter and 37% year-over-year. Revenue using the Company’s budgeted foreign exchange rates was $841 million, above the Company’s guidance of $800 - $825 million.
•Consolidated physical occupancy in the second quarter was 72%, including committed memberships.

"From our core dedicated space offerings, to our access products and newly launched software solution, WeWork Workplace, our second quarter results demonstrate how the versatility of our offerings provide companies of all sizes with the ultimate adaptability," said Sandeep Mathrani, CEO and Chairman of WeWork. "As we head into the second half of the year, we remain confident in our proven ability to execute against our goals of growing revenue, increasing occupancy and continuing to drive towards profitability."

Second Quarter 2022 Consolidated Financial Results

•Revenue for the second quarter was $815 million, an increase of 7% quarter-over-quarter and 37% year-over-year. Revenue using the Company’s budgeted foreign exchange rates was $841 million, above the Company’s guidance of $800 - $825 million.
•Net Loss was $635 million, a 31% improvement year-over-year. Net loss includes approximately $391 million(1) related to significant non-cash expenses.
•Adjusted EBITDA was negative $134 million, a $78 million improvement from the first quarter of 2022 and a $315 million improvement from the prior year period, and within guidance of negative $125 - $175 million.

(1) Refer to footnote 2 in the Net Loss to Adjusted EBITDA reconciliation for significant non-cash expenses included in Net Loss.

Space-as-a-Service:

•As of June 30, 2022, WeWork's systemwide real estate portfolio consisted of 777 locations across 38 countries, supporting approximately 917,000 desks and 658,000 physical memberships, equating to 72% occupancy, and an increase in memberships of 5% quarter-over-quarter and 33% year-over-year.
•Systemwide gross desk sales totaled 205,000 in the second quarter, or the equivalent of 12.3 million square feet sold. Systemwide new desk sales were 93,000 in the second quarter or the equivalent of 5.6 million square feet.
•As of June 30, 2022, WeWork’s consolidated real estate portfolio consisted of 641 locations across 33 countries, which supported approximately 749,000 desks and 528,000 physical memberships and equates to occupancy of 70%, and 72% when including committed memberships. The growth in consolidated physical memberships was 5% and 37% quarter-over-quarter and year-over-year, respectively.
•On a consolidated basis, gross desk sales totaled 160,000 desks sold in the second quarter of 2022, which equates to approximately 9.6 million square feet sold. Consolidated new desk sales were 73,000 in the second quarter or the equivalent of 4.4 million square feet.
•WeWork reported average revenue per physical member ("ARPM") of $481. ARPM, using the Company's budgeted foreign exchange rates, was $497, an increase of 3% quarter-over-quarter.

WeWork Access:
All Access memberships grew to 62,000 as of June 30, 2022, an increase of 13% quarter-over-quarter, representing an additional 7 percentage points of occupancy. Growth in All Access memberships yielded annual run-rate revenue of $180 - $190 million.

WeWork Workplace:
On July 19, WeWork launched WeWork Workplace, a new space management solution built in partnership with Yardi, the leading provider of real estate software. WeWork Workplace provides companies with a universal platform that enables inventory management across office spaces, enhanced employee experiences and space optimization through insights and analytics. WeWork Workplace marries space, asset and people management capabilities, removing guesswork from designing a strategic work model by providing actionable data to inform decision making. As a result, the software aims to help employers reduce real estate costs, while empowering employees to more purposefully engage with the spaces they choose and create more meaningful physical connections. To date, the Company has signed 11 companies to the platform, providing them with 7,400 licenses to manage spaces in WeWork’s portfolio and in non-WeWork locations. The pipeline includes over 100 companies comprising more than 35,000 licenses.

Liquidity:
WeWork ended the second quarter of 2022 with cash, commitments, and access to liquidity of approximately $1.7 billion. This includes approximately $625 million of available cash, $550 million of unissued senior secured notes, and at least $500 million of secured debt covenant capacity.

Outlook:
The Company reaffirms its full year 2022 revenue guidance to $3.4 - $3.5 billion and Adjusted EBITDA of negative $400 - $475 million. Consistent with previous reporting, guidance for full year 2022 excludes the impact of fluctuations from the Company’s original budgeted foreign exchange rates.

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Source: We Work
Category: Investor Relations, Earnings

Investors
Kevin Berry
investor@wework.com
kevin.berry2@wework.com

Media
Nicole Sizemore
press@wework.com

About WeWork
WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay near and intermediate term debt; its indebtedness; its ability to raise capital through equity issuances, asset sales or the incurrence of new debt; retail and credit market conditions; impairments; its liquidity demand; changes in general economic conditions, including as a result of the COVID-19 pandemic and the conflict in
Ukraine; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic and the emergence of variants leading to a parallel delay in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork's inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork may update that discussion in its periodic reports, or as otherwise required by law, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Use of Non-GAAP Financial Measures
This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted EBITDA, Free Cash Flow, and non-GAAP financial measures of foreign exchange (including on a forward-looking basis). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that WeWork’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork’s management uses forward-looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Non-GAAP Financial Definitions
Adjusted Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization (“Adjusted EBITDA”)
We supplement our GAAP results by evaluating Adjusted EBITDA, a non-GAAP measure. We define "Adjusted EBITDA" as net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork's 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Consolidated Financial Statements included in our Quarterly Report for the quarter ended March 31, 2022, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.

Free Cash Flow
We also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP measure. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's condensed consolidated statements of cash flows and calculated in accordance with GAAP. Free Cash Flow is both a performance measure and a liquidity measure that we believe provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts, and performance targets.

Non-GAAP Financial Measures of Foreign Exchange
We supplement our GAAP financial results by evaluating our performance excluding the effect of foreign exchange, or by assessing our performance using the foreign exchange rates that we used to calculate certain forward-looking financial information, to facilitate period over period comparisons. We believe that the disclosure of our financial results on a budgeted foreign exchange basis is a useful supplemental measure of operating performance because it facilitates comparison of our current performance to our guidance provided by excluding the effects of foreign currency volatility. We calculate our budgeted foreign exchange results by translating the current quarter functional currency results at our budgeted foreign exchange rate, which is an estimated forward rate for each of our functional currencies determined during the fourth quarter of the prior fiscal year as part of our annual budgeting process. The presentation of financial results on a budgeted foreign exchange basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP.

(Other key performance indicators (in thousands, except for revenue in millions and percentages)):	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Other key performance indicators:
Consolidated Locations(1)
Membership and service revenues	$796	$744	$694	$625
Workstation Capacity (Desks)	749	746	746	766
Physical Memberships	528	501	469	432
All Access and Other Legacy Memberships	62	55	45	32
Memberships	589	555	514	464
Physical Occupancy Rate	70%	67%	63%	56%
Enterprise Physical Membership Percentage	45%	46%	47%	49%
Unconsolidated Locations(1)
Membership and service revenues(2)	$128	$132	$133	$119
Workstation Capacity (Desks)	168	170	166	165
Physical Memberships	131	125	121	114
Memberships	131	126	121	114
Physical Occupancy Rate	78%	74%	73%	69%
Systemwide Locations
Membership and service revenues(3)	$924	$876	$827	$744
Workstation Capacity (Desks)	917	916	912	932
Physical Memberships	658	626	590	546
All Access and Other Legacy Memberships	62	55	46	32
Memberships	720	681	635	578
Physical Occupancy Rate	72%	68%	65%	59%

(1)     For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations ("Consolidated Locations") or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services ("Unconsolidated Locations"). As of June 30, 2022, our India, China and Israel locations are our only Unconsolidated Locations.
(2)    Unconsolidated membership and service revenue represents the results of Unconsolidated Locations that typically generate ongoing management fees for the Company at a rate of 2.75-4.00% of applicable revenue.
(3)    Systemwide Location membership and service revenue represents the results of all locations regardless of ownership.

WEWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(Amounts in millions, except share and per share amounts)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$625	$924
Accounts receivable and accrued revenue, net of allowance of $28 as of June 30, 2022 and $63 as of December 31, 2021	102	130
Prepaid expenses	179	180
Other current assets	305	238
Total current assets	1,211	1,472
Property and equipment, net	4,949	5,374
Lease right-of-use assets, net	11,888	13,052
Restricted cash	7	11
Equity method and other investments	84	200
Goodwill	685	677
Intangible assets, net	76	57
Other assets (including related party amounts of $459 as of June 30, 2022 and $596 as of December 31, 2021)	738	913
Total assets	$19,638	$21,756
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$515	$621
Members’ service retainers	432	421
Deferred revenue	116	120
Current lease obligations	868	893
Other current liabilities	169	78
Total current liabilities	2,100	2,133
Long-term lease obligations	16,417	17,926
Unsecured notes payable (including amounts due to related parties of $1,650 as of June 30, 2022 and December 31, 2021)	2,200	2,200
Warrant liabilities, net	6	16
Long-term debt, net	1,003	666
Other liabilities	229	228
Total liabilities	21,955	23,169
Commitments and contingencies
Redeemable noncontrolling interests	(4)	36

WEWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS – (CONTINUED)
(UNAUDITED)

	June 30,	December 31,
(Amounts in millions, except share and per share amounts)	2022	2021
Equity
WeWork Inc. shareholders' equity (deficit):
Preferred stock; par value $0.0001; 100,000,000 shares authorized, zero issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock Class A; par value $0.0001; 1,500,000,000 shares authorized, 708,926,043 shares issued and 705,981,831 shares outstanding as of June 30, 2022, and 1,500,000,000 shares authorized, 705,016,923 shares issued and 702,072,711 shares outstanding as of December 31, 2021	—	—
Common stock Class C; par value $0.0001; 25,041,666 shares authorized, 19,938,089 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Treasury stock, at cost; 2,944,212 shares held as of June 30, 2022 and December 31, 2021	(29)	(29)
Additional paid-in capital	12,360	12,321
Accumulated other comprehensive income (loss)	165	(31)
Accumulated deficit	(15,155)	(14,143)
Total WeWork Inc. shareholders' deficit	(2,659)	(1,882)
Noncontrolling interests	346	433
Total equity	(2,313)	(1,449)
Total liabilities and equity	$19,638	$21,756

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions, except share and per share data)	2022	2021	2022	2021
Revenue	$815	$593	$1,580	$1,191
Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $150 and $170 for the three months and $308 and $346 for the six months ended June 30, 2022 and 2021, respectively, shown separately below)	736	780	1,472	1,599
Pre-opening location expenses	38	43	85	77
Selling, general and administrative expenses	189	227	397	499
Restructuring and other related costs	(26)	(28)	(156)	466
Impairment expense	36	242	127	542
Depreciation and amortization	158	180	329	364
Total expenses	1,131	1,444	2,254	3,547
Loss from operations	(316)	(851)	(674)	(2,356)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	(9)	6	(3)	(25)
Interest expense (including related party expenses of $132 and $96 for the three months and $222 and $184 for the six months ended June 30, 2022 and 2021, respectively	(159)	(113)	(272)	(218)
Interest income	2	5	3	10
Foreign currency gain (loss)	(157)	33	(201)	(38)
Gain (loss) from change in fair value of warrant liabilities (including related party financial instruments of none and $1 for the three months and none and $(351) for the six months ended June 30, 2022 and 2021, respectively	7	1	10	(351)
Total interest and other income (expense), net	(316)	(68)	(463)	(622)
Pre-tax loss	(632)	(919)	(1,137)	(2,978)
Income tax benefit (provision)	(3)	(4)	(2)	(7)
Net loss	(635)	(923)	(1,139)	(2,985)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	15	34	36	65
Noncontrolling interest — equity	43	—	91	(1)
Net loss attributable to WeWork Inc.	$(577)	$(889)	$(1,012)	$(2,921)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.76)	$(6.12)	$(1.33)	$(20.35)
Diluted	$(0.76)	$(6.12)	$(1.33)	$(20.35)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	761,552,438	145,361,231	760,620,470	143,551,434

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(Amounts in millions)	2022	2021
Cash Flows from Operating Activities:
Net loss	$(1,139)	$(2,985)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	329	364
Impairment expense	127	542
Non-cash transaction with principal shareholder	—	428
Stock-based compensation expense	26	160
Issuance of stock for services rendered, net of forfeitures	—	(2)
Non-cash interest expense	149	105
Provision for allowance for doubtful accounts	2	17
(Income) loss from equity method and other investments	3	25
Distribution of income from equity method and other investments	47	3
Foreign currency (gain) loss	201	38
Change in fair value of financial instruments	(10)	351
Changes in operating assets and liabilities:
Operating lease right-of-use assets	610	831
Current and long-term lease obligations	(798)	(909)
Accounts receivable and accrued revenue	14	12
Other assets	(22)	(59)
Accounts payable and accrued expenses	(90)	(41)
Deferred revenue	2	(37)
Other liabilities	11	(4)
Deferred income taxes	3	2
Net cash provided by (used in) operating activities	(535)	(1,159)
Cash Flows from Investing Activities:
Purchases of property, equipment and capitalized software	(175)	(171)
Change in security deposits with landlords	(2)	3
Proceeds from asset divestitures and sale of investments, net of cash divested	—	8
Contributions to investments	(5)	(27)
Distributions from investments	18	—
Cash used for acquisitions, net of cash acquired	(9)	—
Net cash provided by (used in) investing activities	(173)	(187)

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED) – (CONTINUED)

	Six Months Ended June 30,
(Amounts in millions)	2022	2021
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(2)	(2)
Proceeds from unsecured related party debt	—	1,000
Proceeds from issuance of debt	350	349
Repayments of debt	(4)	(2)
Debt and equity issuance costs	(17)	—
Proceeds from exercise of stock options and warrants	4	2
Taxes paid on withholding shares	(1)	—
Distribution to noncontrolling interests	(3)	—
Issuance of noncontrolling interests	32	—
Payments for contingent consideration and holdback of acquisition proceeds	—	(2)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	5	12
Additions to members’ service retainers	213	198
Refunds of members’ service retainers	(169)	(205)
Net cash provided by (used in) financing activities	408	1,350
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	(303)	1
Cash, cash equivalents and restricted cash—Beginning of period	935	854
Cash, cash equivalents and restricted cash—End of period	$632	$855

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three months ended June 30,		Six Months Ended June 30,
(Amounts in millions)	2022	2021	2022	2021
Net loss	$(635)	$(923)	$(1,139)	$(2,985)
Income tax (benefit) provision(1)	3	4	2	7
Interest and other (income) expenses, net(1),(2)	316	68	463	622
Depreciation and amortization(1)	158	180	329	364
Restructuring and other related costs(1),(2)	(26)	(28)	(156)	466
Impairment expense(1)	36	242	127	542
Stock-based compensation expense(3)	13	4	26	58
Other, net(4)	1	4	2	31
Adjusted EBITDA	$(134)	$(449)	$(346)	$(895)

(1)As presented on our condensed consolidated statements of operations.
(2)Includes non-cash interest expense of $96 million and $(7) million gain from the change in fair value of warrant liabilities included in Interest and other (income) expenses, net and non-cash gains of $(62) million included in Restructuring and other related costs during the three months ended June 30, 2022.
(3)Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(4)Other, net includes stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves or settlements, legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the notes to the consolidated financial statements included in our Form 10-Q, filed on May 12, 2022, net of any insurance or other recoveries, and expense related to mergers, acquisitions, divestitures and capital raising activities, all as included in selling, general and administrative expenses on the condensed consolidated statements of operations.
A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

	Six Months Ended June 30,
(Amounts in millions)	2022	2021
Net cash provided by (used in) operating activities (1)	$(535)	$(1,159)
Less: Purchases of property, equipment and capitalized software (1),(2)	(175)	(171)
Free Cash Flow	$(710)	$(1,330)

(1)     As presented on our condensed consolidated statements of cash flows.
(2)    The prior years' financial information has been reclassified to conform to the current year presentation for the aggregation of Capitalized software of $25 million and $18 million during the six months ended June 30, 2022 and 2021, respectively, and Purchases of property and equipment into one financial statement line item, "Purchases of property, equipment and capitalized software".
A reconciliation of total revenue, the most comparable GAAP measure, to budgeted foreign exchange revenue is set forth below:

Three Months Ended June 30,
(Amounts in millions)	2022
Total revenue(1)	$815
FX Impact(2)	26
Budgeted foreign exchange revenue	$841

(1)     As presented on our condensed consolidated statements of operations.
(2)    Calculated by translating the current quarter functional currency revenue at our budgeted foreign exchange rate, which is an estimated forward rate for each of our functional currencies determined during the fourth quarter of the prior fiscal year as part of our annual budgeting process.